Exhibit
23.2

                               CONSENT OF COUNSEL

           We consent to use of our firm's name and to statements with respect to our firm, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this Registration Statement.

/s/ Guzov, Steckman & Ofsink, LLC
---------------------------------
New York, New York
November 13, 2001


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